Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2019 RESULTS

— Net Sales Increase 16% to First Quarter Record of $612 million —

— G-III Increases Full-Year Net Sales and Net Income Guidance —

New York, New York – June 5, 2018 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the first quarter of fiscal 2019 that ended April 30, 2018.

Net sales for the first quarter of fiscal 2019 increased 16% to a first quarter record of $611.7 million compared to $529.0 million in the year-ago period. The Company reported net income for the first quarter of $9.9 million, or $0.20 per diluted share, compared to a net loss of $10.4 million, or $(0.21) per share, in the prior year’s comparable period.

Non-GAAP net income per diluted share was $0.22 for the first quarter of this year compared to a non-GAAP net loss of $(0.18) per share in the same period last year. Non-GAAP net income per diluted share and net loss per share excludes (i) non-cash imputed interest expense related to the note issued to seller as part of the consideration for the acquisition of Donna Karan International (“DKI”) of $1.2 million in this quarter compared to $1.4 million in first quarter last year and (ii) professional fees related to the acquisition of DKI of $1.1 million in the first quarter of last year. The aggregate effect of these exclusions was equal to $0.02 per diluted share in the first quarter this year and $0.03 per diluted share in the first quarter last year.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “We are pleased to have begun the year with a solid quarter across the board.  Strong brands, quality product, diversified distribution and great execution continue to be our winning formula. We are excited to see the momentum continue and have increased confidence in our outlook for the remainder of this year. We believe our long-term growth opportunities have never been more compelling and we remain focused on capturing market share, driving growth, improving profitability and creating exceptional value for our shareholders.”

Outlook

The Company today increased its prior guidance for the full fiscal year 2019 ending January 31, 2019. The Company now expects net sales of approximately $2.97 billion and net income between $112 million and $117 million, or between $2.20 and $2.30 per diluted share, for fiscal 2019. The Company previously forecasted net sales of approximately $2.94 billion and net income between $97 million and $102 million, or between $1.90 and $2.00 per diluted share, for fiscal 2019.

The Company is anticipating non-GAAP net income for fiscal 2019 between $116 million and $121 million, or between $2.27 and $2.37 per diluted share compared to our previous guidance of non-GAAP net income for fiscal year 2019 between $101 million and $106 million, or between $1.98 and $2.08 per diluted share. Non-GAAP guidance excludes non-cash imputed interest expense of approximately $5.0 million, or $0.07 per diluted share, related to the note issued to the seller as part of the consideration for the DKI acquisition.

The Company is projecting full-year adjusted EBITDA for fiscal 2019 between $236 million and $246 million compared to its previous forecast of adjusted EBITDA between $218 million and $227 million.

For the second quarter of fiscal 2019 ending July 31, 2018, the Company is forecasting net sales of approximately $590 million and net income or loss between a net loss of $3.5 million and net income of $1.5 million, or between a net loss of $(0.07) per share and net income of $0.03 per diluted share. This forecast compares to net sales of $538.0 million and a net loss of $8.6 million, or ($0.18) per share, reported for the second quarter of fiscal 2018.

The second quarter forecast includes non-cash imputed interest expense of $1.2 million related to the note issued to the seller as part of the consideration for the DKI acquisition. On an adjusted basis, excluding imputed interest expense, the Company is forecasting a second quarter non-GAAP net income or loss between a net loss of $2.6 million and net income of $2.4 million, or between a net loss of $(0.05) per share and net income of $0.05 per diluted share.

Non-GAAP Financial Measures

Reconciliations of GAAP net income or net loss per share to non-GAAP net income or net loss per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income or net loss per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, and over 150 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Calvin Klein Performance and Karl Lagerfeld Paris names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s operations of the Donna Karan International Inc. business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQ: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2018	2017
	(Unaudited)
Net sales	$611,743	$529,042
Cost of goods sold	376,306	327,326
Gross profit	235,437	201,716

Selling, general and administrative expenses	202,981	197,411
Depreciation and amortization	9,380	9,838
Operating profit (loss)	23,076	(5,533)

Other loss	(451)	(1,232)
Interest and financing charges, net	(9,620)	(9,729)
Income (loss) before income taxes	13,005	(16,494)

Income tax expense (benefit)	3,120	(6,103)
Net income (loss)	$9,885	$(10,391)

Net income (loss) per common share:
Basic	$0.20	$(0.21)
Diluted	$0.20	$(0.21)

Weighted average shares outstanding:
Basic	49,127	48,648
Diluted	50,137	48,648

Selected Balance Sheet Data (in thousands):	At April 30,
	2018	2017
	(Unaudited)
Cash and cash equivalents	$71,048	$67,134
Working capital	613,201	601,916
Inventories	502,819	445,969
Total Assets	2,044,472	1,803,788
Long-term debt	448,263	492,796
Total Stockholders' Equity	1,081,860	1,016,060

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) PER SHARE TO

NON-GAAP NET INCOME (LOSS) PER SHARE

	Three Months Ended April 30,
	2018	2017
	(Unaudited)
GAAP diluted net income (loss) per common share	$0.20	$(0.21)

Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	-	0.02
Non-cash imputed interest	0.02	0.03
Income tax benefit impact on non-GAAP adjustments	-	(0.02)
Non-GAAP diluted net income (loss) per common share, as defined	$0.22	$(0.18)

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes professional fees and non-cash imputed interest expense in connection with the acquisition of DKI. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO

FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	January 31, 2019	January 31, 2018
	(Unaudited)
Net income	$112,000 - 117,000	$62,124

Professional fees associated with the DKI acquisition	-	736
Acquisition related transition expenses	-	1,314
Asset impairment charges	-	7,884
Depreciation and amortization	38,000	37,783
Interest and financing charges, net	47,000	43,488
Income tax expense	39,000 - 44,000	47,925
Adjusted EBITDA, as defined	$236,000 - 246,000	$201,254

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes professional fees and DKI related transition expenses, which are comprised primarily of severance expenses, and asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands)

	Forecasted Three Months Ending	Actual Three Months Ended	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	July 31, 2018	July 31, 2017	January 31, 2019	January 31, 2018
	(Unaudited)
Net income (loss)	$(3,500) - 1,500	$(8,568)	$112,000 - 117,000	$62,124

Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	-	699	-	736
Non-cash imputed interest	1,200	1,428	5,000	5,714
Acquisition related transition expenses	-	-	-	1,314
Asset impairment charges	-	-	-	7,884
Tax Cuts and Jobs Act enactment	-	-	-	7,477
Income tax benefit impact on non-GAAP adjustments	(300)	(760)	(1,000)	(5,871)
Non-GAAP Net income (loss), as defined	$(2,600) - 2,400	$(7,201)	$116,000 - 121,000	$79,378

Non-GAAP Net income (loss) is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and DKI transition expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS) PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

	Forecasted Three Months Ending	Actual Three Months Ended	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	July 31, 2018	July 31, 2017	January 31, 2019	January 31, 2018
	(Unaudited)
GAAP diluted net income (loss) per common share	$(0.07) - 0.03	$(0.18)	$2.20 - 2.30	$1.25

Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	-	0.01	-	0.01
Non-cash imputed interest	0.03	0.03	0.10	0.12
Acquisition related transition expenses	-	-	-	0.03
Asset impairment charges	-	-	-	0.16
Tax Cuts and Jobs Act enactment	-	-	-	0.15
Income tax benefit impact on non-GAAP adjustments	(0.01)	(0.01)	(0.03)	(0.12)
Non-GAAP diluted net income (loss) per common share, as defined	$(0.05) - 0.05	$(0.15)	$2.27 - 2.37	$1.60

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) professional fees, non-cash imputed interest expense and DKI related transition expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, (ii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cut and Jobs Act. These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of the one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi, V.P. Investor Relations & Treasurer

G-III Apparel Group, Ltd.

(646) 473-5157

Investor Relations Contact:

Tom Filandro, Managing Director

ICR, Inc.

646-277-1235